Exhibit 99.1

Twitter Enters into Definitive Agreement to Sell MoPub to AppLovin for $1.05 Billion in Cash

Divestiture will increase focus and accelerate development of owned and operated revenue products

SAN FRANCISCO — OCT. 6, 2021 — Twitter, Inc. (NYSE: TWTR) today announced that it has entered into a definitive agreement to sell MoPub to AppLovin Corporation (NASDAQ: APP), a leading marketing software company, for $1.05 billion in cash.

The transaction will enable Twitter to accelerate the development of owned and operated revenue products and drive growth across key areas for the service including performance-based advertising, small and medium-sized business (SMB) offerings, and commerce initiatives. Twitter believes AppLovin is well positioned to grow and evolve MoPub’s network of customers in the rapidly changing in-app industry.

Jack Dorsey, Twitter CEO says: “This transaction increases our focus and demonstrates confidence in our revenue product roadmap, accelerating our ability to invest in the core products that position Twitter for long-term growth and best serve the public conversation. We thank the incredible teams and customers who have contributed to making MoPub a success within Twitter over the years.”

Ned Segal, Twitter CFO says: “The sale of MoPub positions us to concentrate more of our efforts on the massive potential for ads on our website and in our apps. We plan to accelerate product development and replenish the near term revenue loss, with the goal of improving our time to market to deliver on our previously stated goal of at least doubling total annual revenue from $3.7 billion in 2020 to $7.5 billion or more in 2023.”

Bruce Falck, Twitter Revenue Product Lead adds: “The sale of MoPub is all about increased focus, redirecting our resources and delivering faster growth in a number of key areas including performance-based ads, SMB and commerce. We’re confident AppLovin will be a great home for MoPub as they will further invest in the business, driving strong monetization for publishers and their customers.”

In 2020, MoPub generated approximately $188 million in annual revenue, which was reported in Data Licensing and Other. The Company will provide additional details regarding the estimated future financial impact when it reports financial results for the third quarter on October 26, 2021, after market close.

As a reminder, the Company will record a charge to operations during the third quarter of 2021 for the $809.5 million litigation settlement it announced on September 20, 2021.

Terms

Under the terms of the agreement, Twitter will provide certain services to AppLovin for a period of time post-close to enable an orderly transition for publishers and advertisers. The transaction, which was unanimously approved by the Twitter Board of Directors, is expected to close in the coming months, subject to customary closing conditions, including receipt of regulatory approval.

About Twitter, Inc.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern Twitter’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the sale of MoPub, including the expected benefits of the transaction and the effect of the transaction on Twitter’s business and financial performance, as well as expected timing of the closing, and statements regarding the MoPub business after the closing; Twitter’s business plans and strategies, including areas of focus and investment; Twitter’s future financial and operating performance, including its growth opportunities and its outlook, guidance and financial goals, and assumptions underlying such outlook, guidance, and financial goals, as well as statements regarding the settlement of a class action lawsuit. Twitter’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, that could cause actual results to differ materially from those projected. These risks include the possibility that: the MoPub transaction does not close on the expected timeline or at all, the parties are unable to secure required regulatory approvals or otherwise satisfy other closing conditions in a timely manner, or at all, the Company incurs unexpected costs or liabilities, or that the Company does not realize the expected benefits of the transaction; the COVID-19 pandemic and related impacts will continue to adversely impact our business, financial condition, and operating results and the achievement of our strategic objectives, as well as the markets in which we operate and worldwide and regional economies; Twitter’s total accounts and engagement do not grow or decline; Twitter’s strategies, priorities, or plans take longer to execute than anticipated; Twitter’s new products and product features do not meet expectations or fail to drive mDAU growth; advertisers continue to reduce or discontinue their spending on Twitter; data partners reduce or discontinue their purchases of data licenses from Twitter; and Twitter experiences expenses that exceed its expectations. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Twitter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and Twitter’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Twitter as of the date hereof, and Twitter disclaims any obligation to update any forward-looking statements, except as required by law.

Contacts

Investors:

ir@twitter.com

Press:

press@twitter.com